The valid version of this policy is published on the Polestar intranet. Print-outs may be out of date – always check the intranet for latest version. Polestar Legal is responsible for publishing it on the Polestar intranet. The original language of this document is English. Policy — Compensation clawback Type Corporate Policy Scope Global (Polestar Automotive Holding UK PLC and all subsidiaries) Owner Magnus Larsson, Head of Compensation Version Effective date 1 2023-07-03 Approved by Last revision Board of Directors 2023-06-27 N/A What’s new since last version N/A Policy Date 2023-07-03 — Version 1 Compensation clawback Security class Proprietary Page 2 of 8 Table of Contents 1 Introduction and purpose ...................................................................................................... 3 2 Covered Executives ................................................................................................................. 3 3 Incentive-based compensation ........................................................................................... 3 4 Clawback process .................................................................................................................... 4 4.1 Recoupment; accounting restatement ................................................................................... 4 4.2 Overpayment: amount subject to recovery ........................................................................... 4 4.3 Method of recoupment .................................................................................................................. 5 4.4 Limitation on recovery – no additional payments ............................................................... 5 4.5 No indemnification .......................................................................................................................... 5 4.6 Other recoupment rights .............................................................................................................. 5 4.7 Impracticability.................................................................................................................................. 5 5 Policy administration ............................................................................................................... 6 5.1 Administrator ..................................................................................................................................... 6 5.2 Interpretation ..................................................................................................................................... 6 5.3 Effective date ..................................................................................................................................... 6 6 Violations of this Policy ........................................................................................................... 6 7 Guidance and assistance ....................................................................................................... 7 8 Definitions .................................................................................................................................... 7 Policy Date 2023-07-03 — Version 1 Compensation clawback Security class Proprietary Page 3 of 8 1 Introduction and purpose The Company believes that it is in the best interests of the Company and its shareholders to create and maintain a culture that emphasises integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. In order to comply with Section 10D of the Exchange Act, and the listing standards of The Nasdaq Stock Market LLC, The Board has therefore adopted this Policy, which is designed to provides for the recoupment of certain executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws of the United States of America. 2 Covered Executives This Policy applies to, and is binding and enforceable against, all “Covered Executives”. Furthermore, this Policy is binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators or other legal representatives. 3 Incentive-based compensation For purposes of this Policy, “Incentive-Based Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measures, including, but not limited to: (i) non-equity incentive plan awards that are earned solely or in part by satisfying a financial reporting measure performance goal; (ii) bonuses paid from a bonus pool, where the size of the pool is determined solely or in part by satisfying a financial reporting measure performance goal; (iii) other cash awards based on satisfaction of a financial reporting measure performance goal; (iv) restricted stock, restricted stock units, stock options, stock appreciation rights, and performance share units that are granted or vest solely or in part based on satisfaction of a financial reporting measure performance goal; and (v) proceeds from the sale of shares acquired through an incentive plan that were granted or vested solely or in part based on satisfaction of a financial reporting measure performance goal. Compensation that would not be considered Incentive-Based Compensation includes, but is not limited to: (i) salaries; (ii) bonuses paid solely based on satisfaction of subjective standards, such as demonstrating leadership, and/or completion of a specified employment period; (iii) non-equity incentive plan awards earned solely based on satisfaction of strategic or operational measures; (iv) wholly time-based equity awards; and (v) discretionary bonuses or other compensation that is not paid from a bonus pool that is determined by satisfying a financial reporting measure performance goal. A financial reporting measure is: (i) any measure that is determined and presented in accordance with the accounting principles used in preparing financial statements, or any measure derived wholly or in part from such measure, such as revenues, EBITDA, or net income and (ii) stock price and total shareholder return. Financial reporting measures Policy Date 2023-07-03 — Version 1 Compensation clawback Security class Proprietary Page 4 of 8 include, but are not limited to: revenues; net income; operating income; profitability of one or more reportable segments; financial ratios (e.g., accounts receivable turnover and inventory turnover rates); net assets or net asset value per share; earnings before interest, taxes, depreciation and amortisation; funds from operations and adjusted funds from operations; liquidity measures (e.g., working capital, operating cash flow); return measures (e.g., return on invested capital, return on assets); earnings measures (e.g., earnings per share); sales per square foot or same store sales, where sales is subject to an accounting restatement; revenue per user, or average revenue per user, where revenue is subject to an accounting restatement; cost per employee, where cost is subject to an accounting restatement; any of such financial reporting measures relative to a peer group, where the Company’s financial reporting measure is subject to an accounting restatement; and tax basis income. 4 Clawback process 4.1 Recoupment; accounting restatement In the event that the Company is required to prepare an Accounting Restatement, the Compensation Committee must reasonably promptly require reimbursement or forfeiture of the Overpayment (as defined below) received by any Covered Executive (i) after beginning service as a Covered Executive, (ii) who served as a Covered Executive at any time during the performance period for the applicable Incentive-Based Compensation (as defined below), and (iii) during the three (3) completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement and any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three (3) completed fiscal years. 4.2 Overpayment: amount subject to recovery The amount to be recovered will be the amount of Incentive-Based Compensation received that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts, and must be computed without regard to any taxes paid (the “Overpayment”). Incentive-Based Compensation is deemed “received” in the Company’s fiscal period during which the financial reporting measure specified in the incentive-based compensation award is attained, even if the vesting, payment or grant of the incentive-based compensation occurs after the end of that period. For Incentive-Based Compensation based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in the Accounting Restatement, the amount must be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Incentive-Based Compensation was received, and the Company must maintain documentation of the determination of that reasonable estimate and provide such documentation to the exchange on which the Company’s securities are listed.

Policy Date 2023-07-03 — Version 1 Compensation clawback Security class Proprietary Page 5 of 8 4.3 Method of recoupment The Compensation Committee will determine, in its sole discretion, the method or methods for recouping any Overpayment hereunder which may include, without limitation: • requiring reimbursement of cash Incentive-Based Compensation previously paid; • seeking recovery of any gain realised on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards granted as Incentive-Based Compensation; • offsetting any or all of the Overpayment from any compensation otherwise owed by the Company to the Covered Executive; • cancelling outstanding vested or unvested equity awards; and/or • taking any other remedial and recovery action permitted by law, as determined by the Compensation Committee. 4.4 Limitation on recovery – no additional payments The right to recovery will be limited to Overpayments received during the three (3) completed fiscal years prior to the date on which the Company is required to prepare an Accounting Restatement and any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three (3) completed fiscal years. In no event must the Company be required to award Covered Executives an additional payment if the restated or accurate financial results would have resulted in a higher Incentive-Based Compensation payment. 4.5 No indemnification The Company must not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive-Based Compensation. 4.6 Other recoupment rights The Company intends that this Policy will be applied to the fullest extent of the law. As regards to any employment or service agreement, cash-based bonus plan or program, equity award agreement, or similar agreement entered into on or after the adoption of this Policy with a Covered Executive, the Compensation Committee may require, as a condition to the grant of any benefit thereunder, that such Covered Executive agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, cash-based bonus plan or program, or similar agreement and any other legal remedies available to the Company. 4.7 Impracticability The Compensation Committee must recover any Overpayment in accordance with this Policy except to the extent that the Compensation Committee determines such recovery would be impracticable because: Policy Date 2023-07-03 — Version 1 Compensation clawback Security class Proprietary Page 6 of 8 (i) The direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered; (ii) Recovery would violate home country law of the Company where that law was adopted prior to November 28, 2022; or (iii) Recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder 5 Policy administration 5.1 Administrator This Policy is administered by the Compensation Committee. Any determinations made by the Compensation Committee are final and binding on all affected individuals. 5.2 Interpretation The Compensation Committee is authorised to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and the applicable rules or standards adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s securities are listed. 5.3 Effective date This Policy is effective as per the Effective Date indicated on the cover page and applies to Incentive-Based Compensation (including Incentive-Based Compensation granted pursuant to arrangements existing prior to the Effective Date). Notwithstanding the foregoing, this Policy only applies to Incentive-Based Compensation received (as determined pursuant to this Policy) on or after the effective date of Nasdaq Listing Rule 5608. 6 Violations of this Policy If you notice any activity or conduct that may result in a violation of this Policy, report the issue promptly to your direct manager or your local HR representative. If that is not possible or you are not comfortable with this reporting procedure, you can also contact another manager, Legal, or send a report through SpeakUp. For more information about reporting, see the Speak Up Policy. Failure to comply with this Policy could cause significant harm to Polestar and may lead to sanctions for the violating Employee(s), up to termination of employment and/or liability towards Polestar, as well as prosecution. Policy Date 2023-07-03 — Version 1 Compensation clawback Security class Proprietary Page 7 of 8 7 Guidance and assistance Guidance and assistance regarding this Policy should be sought, first and foremost, from your direct manager. Questions about this Policy may also be directed to Legal or the owner indicated on the cover page. 8 Definitions Term Definition Accounting Restatement Any occasion when the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under applicable laws, including (i) any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Board The Company’s Board of Directors Company Polestar Automotive Holding UK PLC Compensation Committee Compensation Committee of the Board Corporate Directive A directive document adopted by Polestar’s global Management Team, binding for all Employees globally. A Corporate Directive details the principles stated in a Corporate Policy, and/or describes how a specific subject matter or area is regulated at Polestar regarding global responsibility, process and organisational expectations. Corporate Policy A policy document adopted by Polestar’s global Board of Directors, binding for all Employees globally. Covered Executive The Company’s current and former executive officers (as determined by the Compensation Committee in accordance with Section 10D of the Exchange Act, the rules promulgated thereunder, the Nasdaq Listing Rule 5608 and such other senior executives or employees who may from time to time be deemed subject to this Policy by the Compensation Committee. Employee All Polestar employees, regardless of function, position or location, whether working full-time or part-time, under a permanent contract or on a temporary basis, including consultants and agency personnel who work at any Polestar premises or under the direction of Polestar (and who usually have a PDFID or a @polestar.com e- mail address), and the members of Polestar’s Board of Directors. Exchange Act Securities Exchange Act of 1934, as amended Overpayment The amount of Incentive-Based Compensation received that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts and must be computed without regard to any taxes paid Policy Date 2023-07-03 — Version 1 Compensation clawback Security class Proprietary Page 8 of 8